Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 3 to the Schedule 13D (including amendments thereto) with respect to securities of YuMe, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: April 10, 2015	AVI CAPITAL YANKEE, LP

	By:	AVI Partners, LLC, its general partner

	By:	/s/ Darren C. Wallis
		Name:	Darren C. Wallis
		Title:	Managing Partner

AVI CAPITAL PARTNERS, LP

By:	AVI Partners, LLC, its general partner

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Partner

AVI PARTNERS, LLC

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Partner

AVI MANAGEMENT, LLC

By:	/s/ Darren C. Wallis
	Name:	Darren C. Wallis
	Title:	Managing Member

/s/ Darren C. Wallis
DARREN C. WALLIS Individually and as attorney-in-fact for James A. Dunn, Jr.